Exhibit 10.1

STOCK OPTION AND RESTRICTED STOCK

PLAN AND AGREEMENT WITH HAKAN AKBAS

This Stock Option and Restricted Stock Plan and Agreement (this “Agreement”), is made effective as of April 6, 2006 (the “Effective Date”), by and between Document Sciences Corporation, a Delaware corporation (the “Company”), and Hakan Akbas (“Grantee”).

RECITALS

WHEREAS, the Company has agreed to employ Grantee starting on March 13, 2006 under terms and conditions set forth in that certain employment agreement dated of February 24, 2006 (the “Executive Employment Agreement”), by and between the Company and Grantee.

WHEREAS, for the purpose of encouraging and rewarding Grantee’s contributions to the performance of the Company and aligning Grantee’s interests with the interests of the Company’s stockholders, and as inducement material to Grantee entering into the Executive Employment Agreement with the Company, the Company, in the Executive Employment Agreement, has agreed to grant to Grantee options to purchase 25,000 shares of Company common stock, $0.01 par value per share (the “Common Stock”) and a restricted stock award of 25,000 shares of Common Stock as of the Effective Date.

AGREEMENT

NOW, THEREFORE, to evidence the grant of options and awarding of restricted stock by the Company and to set forth the terms and conditions of the grant of options and the restricted stock award, the Company and Grantee hereby agree as follows:

1. Grant of Options. The Company hereby grants to Grantee, effective as of the Effective Date, non-qualified options to purchase up to 25,000 shares of Common Stock on the terms and subject to the conditions set forth herein (the “Options”).

2. Exercisability and Exercise Price. The Options will become exercisable according to the following schedule: 30% of the Options will vest on and as of March 13, 2007, and the remaining 70% will vest ratably on a monthly basis on and as of the last day of each calendar month over the 24 calendar months following March 13, 2007, at an option exercise price equal to $7.07 per share (the “Exercise Price”), which represents 100% of the Fair Market Value (as defined below) per share of Common Stock as of the Effective Date. Unless otherwise provided in this Agreement, no Option may be exercised unless Grantee is then employed by the Company and unless Grantee has remained continuously employed by the Company since the Effective Date.

As used in this Agreement, “Fair Market Value” per share at any date shall mean (a) if the Common Stock is listed on an exchange or exchanges, the last reported sales price per share on such date on the principal exchange on which it is traded; or (b) if the Common Stock is traded on the Nasdaq Stock Market, the last reported sales price per share for the Common Stock; or (c) if the Common Stock is not listed on an exchange or traded on the Nasdaq Stock Market, an amount determined in good faith by the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”), taking into account the price at which securities of reasonably comparable corporations are being traded, adjusted for any dissimilarities, and the earnings history, book value and prospects of the Company in light of then existing general market conditions.

3. Termination of Options.

(a) Unless an earlier termination date occurs as specified in this Section 3, the Options will expire and become unexercisable (whether or not then exercisable) on the tenth (10th) anniversary of the Effective Date (the “Expiration Date”).

(b) If Grantee’s employment with the Company is terminated by the Company for Cause (as such term is defined in the Executive Employment Agreement) prior to the Expiration Date, all Options shall terminate immediately as of the date of Grantee’s termination of employment.

(c) If Grantee’s employment with the Company is terminated for any reason other than as set forth in Section 3(b) hereof (including if due to death, disability or retirement), all outstanding Options may be exercised by Grantee until the earlier of (i) three months after the date of such termination and (ii) the Expiration Date.

4. Manner of Exercise of Options; Medium and Time of Payment.

(a) To the extent that the Options have become and remain exercisable as provided in Sections 2 and 3, and subject to such reasonable administrative regulations as the Compensation Committee may adopt, the Options may be exercised, by (i) giving written notice of such exercise to the Compensation Committee, specifying the number of Exercise Shares and the date on which the Grantee intends to exercise the Options (the “Exercise Date”), (ii) delivering to the Compensation Committee proof of assignment (if the holder of the Options is not the Grantee) and (iii) making adequate arrangements to take care of the required withholding obligations.

(b) The Exercise Price shall be paid in full, at the time of exercise, in cash or cash equivalents or, with the approval of the Compensation Committee, in shares of Common Stock which have been held by Grantee for a period of at least six calendar months preceding the date of surrender and which have an aggregate Fair Market Value equal to the Exercise Price, or in a combination of cash and such shares, and may be effected in whole or in part (i) with monies received from the Company at the time of exercise as a compensatory cash payment; or (ii) through a sale and remittance procedure pursuant to which Grantee shall concurrently provide irrevocable instructions to (A) a brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable income and employment taxes required to be withheld by the Company by reason of such exercise and (B) the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale. Any shares of Common Stock or other non-cash consideration assigned and delivered to the Company in payment or partial payment of the Exercise Price will be valued at Fair Market Value per share on the exercise date.

(c) The Compensation Committee may require Grantee to furnish or execute such other documents as the Compensation Committee reasonably deems necessary: (i) to evidence such exercise and (ii) to comply with or satisfy the requirements of the Securities Act of 1933, as amended, applicable state securities laws or any other law.

5. Restricted Stock Award. The Company hereby grants to Grantee, effective as of the Effective Date, a restricted Stock award of 25,000 shares of Common Stock on the terms and subject to the conditions set forth herein (the “Restricted Stock”).

6. Vesting of Restricted Stock.

(a) The Restricted Stock will vest as follows according to the following schedule: 30% of the Restricted Stock will vest at and as of March 13, 2007, the next 30% of the Restricted Stock will vest at and as of March 13, 2008, and the final 40% of the Restricted Stock will vest at and as of March 13, 2009, provided that as of each such date, Grantee is then employed by the Company and has remained continuously employed by the Company since the Effective Date.

(b) Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which Grantee may have the right to receive with respect to Grantee’s unvested shares of Restricted Stock by reason of any stock dividend, stock split, reverse stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company’s receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to such unvested shares of Restricted Stock and shall be treated as if they had been acquired on the same date as such shares and (ii) such escrow arrangements as the Compensation Committee shall deem appropriate.

7. Repurchase Right With Respect to Restricted Stock. Should Grantee cease to be employed by the Company while one or more shares of Restricted Stock issued pursuant to this Agreement are unvested, then the Company shall have the right to repurchase all such unvested shares of Restricted Stock at the Fair Market Value per share of such Restricted Stock. The Repurchase Right may be exercised by the Company only within ninety days of the date of Grantee’s termination of employment by written notice to Grantee. Any repurchases must be done in compliance with applicable state corporate law.

8. Restrictions on Exercise or Issuance of Restricted Stock. Notwithstanding anything to the contrary in this Agreement, no shares of Restricted Stock and no shares of Common Stock issuable upon exercise of the Options (the “Exercise Shares”) shall be deemed issued unless and until: (i) any then applicable requirements of state or federal laws and regulatory agencies shall have been fully complied with to the satisfaction of the Company and its counsel and (ii) all approvals and permits required by regulatory authorities have been obtained. The Company shall use commercially reasonable efforts to obtain the consents and approvals referred to in this Section 8 so as to permit the Options to be exercised and the Restricted Stock to be issued.

9. Non-Transferability of Options. The Options and the Restricted Stock shall not be transferable otherwise than by will or by the laws of descent and distribution, and the Options may be exercised only during the lifetime of Grantee and only by Grantee or by his guardian or legal representative.

10. Withholding.

(a) Disqualifying Disposition. If Grantee makes a “disposition” (as defined in the Internal Revenue Code of 1986, as amended) of all or any of the shares purchased upon exercise of an Option within two years from the Effective Date or within one year after the issuance of such shares, he shall immediately advise the Company in writing as to the occurrence of the sale and the price upon the sale of such shares.

(b) Withholding Required. Grantee shall, no later than the date as of which the value derived from an Option or share of Restricted Stock first becomes includable in the gross income of Grantee for income tax purposes, pay to the Company, or make arrangements satisfactory to the Compensation Committee regarding payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to the Option, its exercise or the share of Restricted Stock. The obligations of the Company under this Agreement shall be conditioned upon such payment or arrangements and Grantee shall, to the extent permitted by law, have the right to request that the Company deduct any such taxes from any payment of any kind otherwise due to Grantee.

(c) Withholding Right. The Compensation Committee may, in its discretion, grant to Grantee the right (a “Withholding Right”) to elect to make such payment by irrevocably requiring the Company to withhold from shares issuable upon exercise of an Option that number of full shares of Common Stock having an aggregate Fair Market Value on the Tax Date (as defined below) equal to the amount (or portion of the amount) required to be withheld. The Withholding Right may be granted with respect to all or any portion of the Options.

(d) Exercise of Withholding Right. To exercise a Withholding Right, Grantee must follow the election procedures set forth below, together with such additional procedures otherwise adopted by the Compensation Committee.

(1) Grantee must deliver to the Company his written notice of election (the “Election”) to have the Withholding Right apply to all (or a designated portion) of the Options.

(2) Unless disapproved by the Compensation Committee as provided in subsection (3) below, the Election once made will be irrevocable.

(3) No election is valid unless the Compensation Committee consents to the Election; the Compensation Committee has the right and power, in its sole discretion, with or without cause or reason therefore, to consent to the Election, to refuse to consent to the Election, or to disapprove the Election; and if the Compensation Committee has not consented to the Election on or prior to the date that the amount of tax to be withheld is, under applicable federal income tax laws, fixed and determined by the Company (the “Tax Date”), the Election will be deemed approved.

(e) Effect. If the Compensation Committee consents to an Election of a Withholding Right, upon the exercise of any Option to which the Withholding Right relates, the Company shall withhold from the shares otherwise issuable that number of full shares of Common Stock having an actual aggregate Fair Market Value equal to the amount (or portion of the amount, as applicable) required to be withheld under applicable federal and/or state income tax laws as a result of the exercise.

11. No Other Rights; No Rights as Stockholder.

(a) Except as expressly provided in Section 12 below, Grantee shall have not any rights by reason of any subdivision or consolidation of shares of Common Stock or the payment of any dividend or any other increase or decrease in the number of shares of Common Stock of any class or by reason of any Liquidating Event (as defined in Section 12 below), merger, or consolidation of assets or stock of another corporation, or any other issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class; and except as provided in Section 12 below, none of the foregoing events shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to Options.

(b) No Rights as Stockholder. Except as specifically provided in Section 12 below, Grantee shall have no rights as a stockholder of the Company with respect to any shares of Restricted Stock or shares covered by the Options until the date of the issuance of a Common Stock certificate to him for such shares, and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is prior to the date such Common Stock certificate is issued, except as provided in Section 12(a)(2) or 12(a)(3).

12. Adjustments.

(a) Effect of Certain Changes.

(1) Stock Dividends, Splits, Etc. If there is any change made to the Common Stock through the declaration of stock dividends or through a recapitalization resulting in stock splits, or combinations or exchanges of the outstanding shares or other change affecting the Common Stock as a class without the Company’s receipt of consideration, (i) the class and the number of shares covered by outstanding Options and Restricted Stock, and (ii) the Exercise Price or purchase price of any Option or Restricted Stock, as applicable, in effect prior to such change, shall be proportionately adjusted by the Compensation Committee. Such adjustments are to be affected in a manner that shall preclude the enlargement or dilution of rights and benefits under the Options and the Restricted Stock. Any fractional shares resulting from the adjustment shall be eliminated.

(2) Liquidating Event. In the event of a proposed dissolution or liquidation of the Company , or in the event of any corporate separation or division, including, but not limited to, a split-up, split-off or spin-off (each such event, a “Liquidating Event”), the Compensation Committee may provide that the Grantee shall have the right to exercise an exercisable Option at its Exercise Price subsequent to the Liquidating Event, and for the balance of its term, solely for the kind and amount of shares of Common Stock and other securities, property, cash or any combination thereof receivable upon such Liquidating Event by a holder of the number of shares of Common Stock for or with respect to which such Option might have been exercised immediately prior to such Liquidating Event; or the Compensation Committee may provide, in the alternative, that each Option granted hereunder shall terminate as of a date to be fixed by the Board; provided, however, that not less than 30 days written notice of the date so fixed shall be given to Grantee and if such notice is given, Grantee shall have the right, during the period of 30 days preceding such termination, to exercise the Option as to all or any part of the shares of Common Stock covered thereby, to the extent that such Option is then exercisable, on the condition, however, that the Liquidating Event actually occurs; and if the Liquidating Event actually occurs, such exercise shall be deemed effective (and, if applicable, the Grantee shall be deemed a stockholder with respect to the Options exercised) immediately preceding the occurrence of the Liquidating Event, or the date of record for stockholders entitled to share in such Liquidating Event, if a record date is set.

(3) Where Company Survives. In case of any consolidation or merger of another corporation into the Company in which the Company is the surviving corporation and in which there is a reclassification or change (including a change to the right to receive an amount of money payable by cash or cash equivalent or other property) of the shares of Common Stock (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination, but including any change in such shares into two or more classes or series of shares), the Compensation Committee may provide that for each Option then exercisable, the Grantee shall have the right to exercise such Option solely for the kind and amount of shares of Common Stock and other securities (including those of any new direct or indirect parent of the Company), property, cash or any combination thereof receivable upon such reclassification change, consolidation or merger by the holder of the number of shares of Common Stock for which such Option might have been exercised.

(4) Surviving Company Defined. The determination as to which party to a merger or consolidation is the “surviving corporation” shall be made on the basis of the relative equity interests of the stockholders in the corporation existing after the merger or consolidation, as follows: if immediately following any merger or consolidation the holders of outstanding voting securities of the Company immediately prior to the merger or consolidation own equity securities possessing more than 50% of the voting power of the corporation existing following the merger or consolidation, then for purposes of this Agreement, the Company shall be the surviving corporation. In all other cases, the Company shall not be the surviving corporation. In making the determination of ownership by the stockholders of a corporation immediately after the merger or consolidation, of equity securities pursuant to this Section 12(a)(4), equity securities which the stockholders owned immediately before the merger or consolidation as stockholders of another party to the transaction shall be disregarded. Further, for purposes of this Section 10.1(d) only, outstanding voting securities of a corporation shall be calculated by assuming the conversion of all equity securities convertible (immediately or at some future time) into shares entitled to vote.

(5) Par Value Changes. In the event of a change, with respect to the Common Stock of the Company as presently constituted, of all of the Company’s authorized shares with par value, into the same number of shares without par value, or a change in the par value, the shares resulting from any such change shall be “Common Stock” within the meaning set forth in this Agreement.

(6) Change of Control. As used in this Agreement, the term “Change of Control” shall mean the occurrence of any of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) becoming the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities; (ii) the approval by stockholders of the Company of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (iii) the approval by the stockholders of the Company of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of at least 50% or more of the Company’s assets determined at their fair market value.

In the event of a Change of Control, notwithstanding anything to the contrary in this Agreement, all outstanding Options and Restricted Stock shall be fully vested and exercisable immediately prior to the Change of Control. The Company shall notify Grantee (5) days prior to the Change of Control either in writing or electronically that the Options and Restricted Stock shall be fully vested and exercisable. The Options and Restricted Stock shall terminate in accordance with its term, or if earlier, upon the Change of Control if the Right is not assumed or substituted for.

(b) Decision of Compensation Committee Final. The Compensation Committee in its sole discretion shall determine the occurrence of a Change of Control pursuant to this section. To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Compensation Committee, whose determination in that respect shall be final, binding and conclusive.

13. Market Stand-Off. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, Grantee agrees not to sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer or otherwise agree to engage in any of the foregoing transactions with respect to any shares purchased by Grantee upon exercise of the Options or vesting of the Restricted Stock without the prior written consent of the Company or its underwriters, for such period of time from and after the effective date of such registration statement as may be requested by the Company or such underwriters; provided, however, that in no event shall such period exceed 180 days.

14. Certain Representations and Warranties by Grantee. Grantee hereby represents and warrants to the Company that (i) by reason of Grantee’s business or financial experience, Grantee has the capacity to protect his own interests in connection with the grant of the Options and the Restricted Stock and all other transactions contemplated by this Agreement and (ii) Grantee is acquiring the Options, the shares of Restricted Stock and the shares of Common Stock underlying the Options for his own account and not with a view to or for sale in connection with any distribution of any such securities.

15. Indemnification. To the maximum extent permitted by law, the Company shall indemnify each member of the Compensation Committee, as well as any other employee of the Company with duties under this Agreement, against expenses and liabilities (including any amount paid in settlement) reasonably incurred by such individual in connection with any claims against the individual by reason of the performance of the individual’s duties under this Agreement, unless the losses are due to the individual’s gross negligence or lack of good faith. The Company will have the right to select counsel and to control the prosecution or defense of the suit. In the event that more than one person who is entitled to indemnification is subject to the same claim, all such persons shall be represented by a single counsel, unless such counsel advises the Company in writing that he or she cannot represent all such persons under applicable rules of professional responsibility. The Company will not be required to indemnify any person for any amount incurred through any settlement unless the Company consents in writing to the settlement.

IN WITNESS WHEREOF, the Company and Grantee have executed this Agreement as of the date first above written.

DOCUMENT SCIENCES CORPORATION:

/s/ John L. McGannon
John L. McGannon
Chief Executive Officer

GRANTEE:

/s/ Hakan Akbas
Hakan Akbas